UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009 Lynne Hohlfeld resigned as chief financial officer and secretary of Opexa Therapeutics, Inc. (“Opexa”) effective March 6, 2009 to pursue another opportunity. Ms. Hohlfeld has agreed to continue to serve Opexa in a consulting capacity during the transition.  David E. Jorden, a member of Opexa’s Board and most recently a vice president with Morgan Stanley and previously a biotech chief financial officer, will provide Board oversight to Opexa’s financial matters and is leading a nominating committee to identify a new chief financial officer for Opexa.  Upon Ms. Hohlfeld’s departure, Neil K. Warma, president and chief executive officer will assume the functions of principal financial officer, principal accounting officer and secretary.

On February 19, 2009, Lorin J. Randall resigned as a member of the board of directors and member of the audit and governance committees. Mr. Randall had no disagreements with Opexa on any matters relating to the company’s operations, policies or practices.

David E. Jorden will replace Mr. Randall as a member of the audit and governance committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

DATE:	February 23, 2009